EXHIBIT (h)(52)

     FORM OF LETTER AGREEMENT TO THE SHAREHOLDER SERVICING AGENT AGREEMENT

                  (ADDITION OF THE CORE INTERNATIONAL EQUITY FUND)


Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI  53202

Gentlemen:

          Pursuant to Paragraph 7 of the Shareholder Servicing Agent Agreement dated as of March 23, 1988 and amended as of May 1, 1990, between Firstar Funds, Inc. (formerly, Portico Funds, Inc. and formerly Elan Funds, Inc.)
(the "Company"), and you (by assignment from Firstar Trust Company dated October 1, 1998), the Company requests that you render services as Shareholder Servicing Agent under the terms of said agreement with respect to the International Fund, an additional portfolio the Company is establishing.
Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to so serve as Shareholder Servicing Agent for the International Fund and to the compensation terms set forth on the attached fee schedule for the new Fund, which terms are to become effective as of the date set forth below.

                                   Sincerely,


Dated:        , 1999               FIRSTAR FUNDS, INC.


                                   By:
                                      -------------------------
                                      (Authorized Officer)



ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC.


By:                                     Dated:            , 1999
   -----------------------------
    (Authorized Officer)




                      FIRSTAR MUTUAL FUND SERVICES, LLC
                       MUTUAL FUND SHAREHOLDER SERVICES
                                     FOR
                             FIRSTAR FUNDS, INC.

                              International Fund
                              ------------------


Annual Fee Schedule
-------------------

     $      per Shareholder account
      ------
     $      per telephone exchange
      ------
     $      per wire transfer
      ------
     $      per NFS/NSCC networked account (Retail Class only)
      ------

Minimum annual fee of $       per Fund.
                       -------
Account fees shall be waived on the initial      accounts per series.
                                            ----
Fees billed monthly.

Plus out-of-pocket expenses including, but not limited to:

     -    Telephone--Toll-free lines
     -    Postage
     -    Programming
     -    Stationery/Envelopes
     -    Mailing
     -    Proxies
     -    Insurance
     -    Retention of Records
     -    Microfilm/Microfiche of Records
     -    Special Reports
     -    All other out-of pocket expenses

Plus, with respect to Two-Dimensional Transaction:

     $     per shareholder account to set-up
      -----
     $     per shareholder account to alter
      -----
                     AUTOMATIC INVESTMENT PLAN PROCESSING
                    -------------------------------------

     $     per cycle
      -----
     $     per account set-up and/or change
      -----
     $     per item for AIP purchases
      -----
     $     per correction, reversal or return item
      -----